UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 2, 2026

Upbound Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38047 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UPBD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2026, Upbound Group, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Upbound Group, Inc. 2026 Long-Term Incentive Plan (the “2026 LTIP”), in which directors, officers (including its named executive officers), employees, consultants and other personnel of the Company or a subsidiary are eligible to participate. Upon approval of the 2026 LTIP, no additional awards may be granted under the Company’s Amended 2021 Long-Term Incentive Plan (the “2021 LTIP”) and all shares remaining for future issuance pursuant to the 2021 LTIP were cancelled. The 2026 LTIP, as amended by the First Amendment, authorizes the issuance of up to 4,590,636 shares of Company common stock, which reflects the 4,700,000 shares originally authorized under the 2026 LTIP, reduced by the number of shares granted under the 2021 LTIP during the period from March 11, 2026 through June 2, 2026. A description of the 2026 LTIP was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2026 (the “Proxy Statement”), in the section titled “Proposal Five: Approval of the Upbound Group, Inc. 2026 Long-Term Incentive Plan”. This description was updated by the Company’s definitive additional materials on Schedule 14A filed with the Securities and Exchange Commission on May 19, 2026 (the “Proxy Supplement”), which included the Company’s commitment to reduce the number of shares available under the 2026 LTIP by any shares granted under the 2021 LTIP during the period from March 11, 2026 through the 2026 LTIP's approval by stockholders. The descriptions of the 2026 LTIP contained herein and in the Proxy Statement and Proxy Supplement are qualified in their entirety by reference to the full text of the 2026 LTIP and the First Amendment to the 2026 LTIP, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on five matters: (1) the election or re-election of the directors nominated by the Company’s board of directors (the “Board”), (2) the ratification of the Audit & Risk Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, (3) the advisory vote on the compensation of the named executive officers of the Company for the year ended December 31, 2025, (4) the advisory vote on the frequency of future advisory votes on the compensation of the named executive officers of the Company, and (5) the approval of the 2026 LTIP. The final voting results for each proposal are set forth below.

Proposal One: Having received more than a majority of votes cast at the meeting, each of the individuals named below was re-elected as a director:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jeffrey Brown	41,070,290	1,129,349	102,097	9,344,512
Charu Jain	41,811,163	378,373	112,200	9,344,512
Fahmi Karam	41,800,572	394,653	106,511	9,344,512
Molly Langenstein	41,702,939	492,933	105,864	9,344,512
Harold Lewis	41,741,349	453,178	107,209	9,344,512
Glenn Marino	41,559,473	635,027	107,236	9,344,512
Carol McFate	41,030,123	1,164,818	106,795	9,344,512

Proposal Two: The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was ratified with voting on the proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,048,562	396,908	200,778	0

Proposal Three: The compensation of the named executive officers of the Company for the year ended December 31, 2025 was approved, on an advisory basis, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,399,464	648,319	253,953	9,344,512

Proposal Four: The frequency of future advisory votes on executive compensation voted for by stockholders, on an advisory basis, was every one year as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
40,078,425	21,276	2,093,408	108,627	9,344,512

In accordance with the Board’s recommendation and the voting results on this advisory proposal, the Board has decided that it will include an advisory say-on-pay vote in the Company’s proxy statement every year until the next required advisory vote on the frequency of say-on-pay, which will occur no later than the Company’s annual meeting of stockholders in 2032.

Proposal Five: The 2026 LTIP was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,285,981	1,785,824	229,931	9,344,512

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Upbound Group, Inc. 2026 Long-Term Incentive Plan (incorporated herein by reference to Annex B of the registrant’s Proxy Statement on Schedule 14A, dated as of April 21, 2026)
10.2	First Amendment to the Upbound Group, Inc. 2026 Long-Term Incentive Plan
10.3	Form of Upbound Group, Inc. 2026 Long-Term Incentive Plan Restricted Stock Unit Award Agreement (RSU)
10.4	Form of Upbound Group, Inc. 2026 Long-Term Incentive Plan Performance Stock Unit Award Agreement (PSU)
10.5	Form of Upbound Group, Inc. 2026 Long-Term Incentive Plan Director Deferred Stock Unit Award Agreement (DSU)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPBOUND GROUP, INC.

Date: June 3, 2026	By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Corporate Secretary